EXHIBIT 10.32


                              ACE*COMM CORPORATION

                     AMENDED AND RESTATED OMNIBUS STOCK PLAN

                   NON-QUALIFIED STOCK OPTION GRANT AGREEMENT


       This Amended and Restated Omnibus Stock Plan Non-Qualified Stock Option Grant Agreement (the "Agreement") amends and restates the Non-Qualified Stock Option Grant Agreement dated as of September 20, 1999 (the "Grant Date") entered into, by and between ACE*COMM Corporation, a Maryland corporation (the "Company"), and Gino Picasso ("Grantee").

                                    ARTICLE 1

                                 GRANT OF OPTION

       SECTION 1.1 GRANT OF OPTION. Subject to the terms and conditions prescribed in the Agreement and pursuant to the provisions of the Amended and Restated Omnibus Stock Plan (the "Plan"), the Company hereby grants to Grantee as of the Grant Date a Non-Qualified Stock Option (the "Option") to purchase all or any part of 200,000 shares of voting common stock of the Company (the "Stock") at an exercise price of $4.188 per share (the "Exercise Price").

       SECTION 1.2 TERM OF OPTION. Unless the Option granted pursuant to Section
1.1 hereof terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the day following the tenth
(10th) anniversary of its Grant Date.

                                    ARTICLE 2

                                     VESTING

       SECTION 2.1 VESTING. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall become vested in the Option in accordance with the schedule below, provided, however, that Grantee shall have been in the continuous, full-time employ of the Corporation from the Grant Date through the applicable date below:

                                                       Percentage of
                Date                                   Option Vested
                ----                                   -------------
         September 20, 2000                            66,667 shares
         September 20, 2001                            66,667 shares
         September 20, 2002                            66,666 shares


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                                    ARTICLE 3

                               EXERCISE OF OPTION

       SECTION 3.1 EXERCISABILITY OF OPTION. The Option shall be exercisable with respect to any vested shares. Except as otherwise provided herein, no portion of the Option shall be exercisable by Grantee prior to the time such portion of the Option has vested. Vested Option Shares that have become exercisable shall remain exercisable throughout the term of this Option, except as otherwise set forth in this Agreement, including Article 4.

       SECTION 3.2 ACCELERATION OF EXERCISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the exercisability of the Option granted to Grantee hereunder shall be accelerated so that the Vested Option Shares shall become exercisable earlier in whole or in part upon the terms and conditions set forth in the Employment Agreement dated as of September 14, 1999, between the Company and Mr. Picasso (the "Employment Agreement").

       SECTION 3.3 MANNER OF EXERCISE. The exercisable portion of the Option shares may be exercised, in whole or in part, by delivering written notice to the Compensation Committee of the Board of Directors in accordance with Section
5.8 hereof in such form as the Committee may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred (100)). Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Stock as to which the Option is being exercised and any applicable withholding taxes which may be due. Payment of the Exercise Price and any withholding tax obligations shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Exercise Price and any withholding tax obligations to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

       The Committee, subject to such limitations as it may determine, may authorize payment of the Exercise Price and any withholding tax obligations in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

       SECTION 3.4 ISSUANCE OF SHARES AND PAYMENT OF CASH UPON EXERCISE. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Exercise Price and any withholding tax obligations for the shares of Stock as to which the Option is exercised, the Company shall issue to Grantee or Grantee's permitted transferee, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock.

                                    ARTICLE 4

                              TERMINATION OF OPTION

       Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety upon the events and on the terms and conditions set forth in the Employment Agreement, but in any event not later than on the tenth anniversary of the Grant Date.

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                                    ARTICLE 5

                                  MISCELLANEOUS

       SECTION 5.1 NON-GUARANTEE OF EMPLOYMENT OR OTHER RELATIONSHIP. Nothing in the Plan or the Agreement shall be construed as a contract of employment or for services between the Company (or an affiliate) and Grantee, or as a contractual right of Grantee to continued employment or affiliation with the Company or an affiliate, or as a limitation of the right of the Company or an affiliate to terminate its relationship with Grantee at any time.

       SECTION 5.2 NO RIGHTS OF STOCKHOLDER. Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option.

       SECTION 5.3 WITHHOLDING OF TAXES. The Company or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Company may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

       SECTION 5.4 NONTRANSFERABILITY OF OPTION. Except as expressly authorized by the Committee in writing, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

       SECTION 5.5 AGREEMENT SUBJECT TO CHARTER, BY-LAWS AND GOVERNING LAWS. This Agreement is subject to the Charter and By-Laws of the Company, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland, other than the conflict of laws principles thereof.

       SECTION 5.6 GENDER. As used herein the masculine shall include the feminine as the circumstances may require.

       SECTION 5.7 HEADINGS. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

       SECTION 5.8 NOTICES. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

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       SECTION 5.9 ENTIRE AGREEMENT; MODIFICATION. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

       SECTION 5.10 CONFORMITY WITH PLAN. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern, as interpreted by the Committee in good faith.

       IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.



ATTEST:                                     ACE*COMM CORPORATION


                                            By:
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WITNESS:                                    GRANTEE


------------------------------              ---------------------------------
                                            Gino Picasso